Presentation to the Board of Directors Project Growth Private and Confidential June 3, 2007 Exhibit (c)(2) SonenshinePartners

Project Growth Private and Confidential

Contents 1. Summary of Transaction Proposal and Process 2. Strategic and Financial Overview of Growth 3. Growth Valuation Considerations Appendix i. Process Overview ii. LBO Analysis iii. Weighted Average Cost of Capital iv. Form of Fairness Opinion The following materials have been prepared for discussion purposes only. Sonenshine Partners LLC (“Sonenshine Partners” or “SP”) makes no representations or warranties as to the accuracy or completeness of the information presented herein, which is based on public and company sources. These materials do not constitute a valuation or opinion or recommendation of a specific course of action, nor an offer of any kind, but have been prepared to serve as an illustrative guide to discussing potential strategic alternatives. All valuations and proposals herein are preliminary and non-binding, based on current management data, and subject to revision or withdrawal for any reason. SonenshinePartners

Project Growth Private and Confidential 1. Summary of Transaction Proposal and Process Section SonenshinePartners

Project Growth Private and Confidential

Transaction Overview Structure Cash merger Price: $24.25 per share Customary No survival post closing No roll as condition CEO and Co-Founder invited to roll some equity Other potential roll arrangements to be discussed post signing Closing of ClearLab divestiture not a condition to closing Voting agreement with 3 key shareholders Material adverse change out Fiduciary out 3% break-up fee (plus expenses) 3% reverse break-up fee; 4% for buyer unilateral termination Financing Representations / Warranties Equity Rollover Conditions to Closing Other Elements (US$ in millions, unless otherwise noted) “Fees and Expenses” relates to Felix’s estimate of their transaction related fees and expenses. Senior Debt $140.0 Total Purchase Price $343.8 Subordinated Debt 75.0 Net Debt (0.8) Equity 143.6 Fees and Expenses 15.6 Total Sources $358.6 Total Uses $358.6 Sources Uses SonenshinePartners

Project Growth Private and Confidential Transaction Economics Overview Transaction Multiples (of Ongoing Business Only) Premium Analysis Enterprise value throughout the document assumes $0.8M cash balance post-ClearLab divestiture, per management (assumes no tax benefit from ClearLab divestiture) All financial results are for ongoing retail business only unless otherwise indicated. Pro forma results reflect further adjustments. See page 19 for further detail. Net Income calculated as EBIT*(1 - Tax rate). Tax Rate assumed at 40%. (US$ in millions, unless otherwise noted) $24.25 Fully Diluted Shares 14.18 $343.8 Mar 31 Jun 30E Net Debt $31.9 ($0.8) $375.8 $343.0 Proposal Price per Share Implied Market Capitalization Implied Total Enterprise Value LTM 2007E TEV / Revenue 1.5x 1.4x Pro Forma 1.4 1.4 EBITDA 12.0x 10.8x Pro Forma 9.6 9.3 EBIT 16.3x 13.7x Pro Forma 12.1 11.4 P/E 27.2x 22.9x Pro Forma 20.3 19.1 Price / Book Equity 9.2x (3/31/07) Premium Analysis Price Premium Implied Premlums Current Price $20.08 20.8% 18.94 28.1% 18.04 34.4% 17.82 17.66 17.37 16.00 15.72 20.13 13.18 36.1% 37.3% 39.6% 51.5% 54.2% 20.5% 84.0% 10-Day Average 30-Day Average 60-Day Average 120-Day Average 1-Year Average 2-Year Average LTM High (5/22/07) LTM Low (7/28/06) SonenshinePartners

Project Growth

Private and Confidential

Background of Process

- Over the last several years, the Company has periodically discussed potential merger alternatives with selected strategic counterparties.
- The current process began in late 2006.

Date	Event	Comments
2003 – 2004	▪ Preliminary exploration of strategic alternatives with potential strategic counterparties ▪ Exploratory merger talks with Luxottica and HAL	▪ Terminated ▪ No buyer interest ▪ No alliance interest
July 2006	▪ Formal engagement of Sonenshine Partners to advise on exploration of strategic alternatives ▪ Announcement of exploration of strategic alternatives for ClearLab	
December 2006 – February 2007	▪ Preparation of management presentation and financial model	
January 2007	▪ Sonenshine Partners contacts 85 potential buyers (strategic and financial) →	▪ 32 strategic ▪ 53 financial
February 2007	▪ Formation of M&A steering committee	
February – March 2007	▪ Signing of 30 NDAs ▪ Delivery of 26 management presentations ▪ Meetings with 9 counterparties	
March 6, 2007	▪ Press release announcing strategic review for retail business	
March 30, 2007	▪ Deadline for first round proposals →	▪ 6 proposals
May 15, 2007	▪ Deadline for second round proposals →	▪ 2 proposals ▪ Iris proposal
May 22, 2007	▪ Board meeting	
May 23 – June 3, 2007	▪ Continuation of exploration of all alternatives ▪ Announcement of ClearLab divestitures (May 29) ▪ Negotiation of proposed transaction	

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Project Growth Private and Confidential Felix Process To Date 1/26 3/13 3/30 5/2 5/15 5/23 5/25 5/31 Date NDA Signed Preliminary management presentation in Utah First round proposal received Second meeting in Utah to discuss business strategy Second round proposal received Meeting at Sonenshine Partners offices to discuss valuation and corporate and market development Revised proposal received Final proposal negotiated Event Proposal $21.50 - $22.00 $23.25 $24.00 $24.25 SonenshinePartners

Project Growth Private and Confidential Felix Proposal and Comparison to Alternative Proposal from Oscar (US$ in millions, unless otherwise noted) Interest Expense calculations assume LIBOR of 5.3%. See page 9 for further detail. Felix Oscar Proposed Valuation Equity Value Per Share $24.25 $20.25 Implied Premium: Current price 21% 1% 30 Day Average Close Price 34% 12% Total Enterprise Value $343.0 $286.3 Implied Multiple of EBITDA LTM Actual 12.0x 10.1x LTM Pro Forma 9.6 8.0 2007 Plan 10.8 9.0 2007 Pro Forma 9.3 7.8 Sources of Capital Senior Debt $140 $140 Subordinated Debt 75 75 Equity Commitment c. 144 c. 82 (including rolled equity) Fees and Expenses c. 16 c. 11 Lender JP Morgan Chase GE Capital Debt Commitment Letter Yes Yes Equity Commitment Letter Yes No Marked Merger Agreement Yes No Debt / '08 Estimated EBITDA 6.0x 6.0x Interest Coverage Ratio 1.78x 1.80x ('08 Estimated EBITDA / Interest Expense) SonenshinePartners

Project Growth Private and Confidential Felix Proposed Financing (US$ in millions, unless otherwise noted) Felix may amend. Transaction not subject to financing. Acquisition Debt Operating Financing Lender JP Morgan Chase Senior Debt Amount • $140 million Maturity • 7 years Rate • LIBOR + 275 bps / prime + 175 bps Amortization • Principal repayment of 1% yearly of the original amount paid on a quarterly basis Subordinated Debt Amount • $75 million Maturity • 7.5 years Rate • LIBOR + 625 bps / prime + 525 bps Amortization • None Credit Facility Amount • $20 million Maturity • 6 years Rate • Flexible - based on the total leverage ratio Commitment Fees • 0.50% of the unused portion of the Revolver Others • Portion dedicated to Swing Line Loans Incremental Facilities • $25 million • To be added to a) Senior Debt or b) Credit Facility SonenshinePartners

Project Growth Private and Confidential Each side has strengths Iris: broad optical products / services Growth: contact lenses Each side “contributes” optical business (retained and operated by each per agreement) subject to ongoing termination rights 61.9% / 38.1% in Iris favor Iris also gets: Priority return (c. $100 million a year) Buyout rights (potentially c. 10x EBITDA) Rights of first refusal on Growth business Proposal contemplated annual termination rights by Iris subject to performance of partnership in preceding 24 months Alternative Proposal from Iris Meanwhile management and its advisors conducted discussions with global retailer Iris about Iris’ proposal to collaborate via partnership, with no immediate buyout. Relative to the financial proposals, it is: an earlier stage of development; subject to bilateral diligence and negotiation; non cash. SonenshinePartners

Project Growth Private and Confidential Execution Risks Functioning of Partnership Transaction Issues Valuation Implications Iris Proposal: Outcome Ultimately management did not recommend pursuing this opportunity after a careful review with Iris, advisors and directors. Concerns Iris internal due diligence / approval process Legal / accounting issues Completion of joint business planning Annual plan (each year) Collaboration Termination rights Annual plan Accounting issues Growth / development issues Living with negative covenants No sales No leverage No sale of company Asymmetry Customer control / migration risks Material event risk issues Rights to Growth intellectual property Rights of first refusal on growth business opportunity Rights (at Iris’ option) to buy Growth stock or assets Termination rights Sell or pledge any assets Acquire any assets or incur any liabilities Engage in any other line of business Solicit , engage in any discussion re, or enter into any CIC Growth Negative Covenants Iris Rights Potential synergies could theoretically create strong profits in the future but uncertainty / risk exist re trading value and multiples: De facto minority interest in profits Governance issues Unusual structure Event risk Limit on ability to use debt / develop new business Limit on ability to sell company SonenshinePartners

Project Growth Private and Confidential 2. Strategic and Financial Overview Section SonenshinePartners

Project Growth Private and Confidential Growth Stock Performance Summary Source: Capital IQ (stock market data) and Company Management. Last Twelve Month Financials as of March 31, 2007. “Pre CL Divestiture” based on LTM financials as of March 31, 2007 including ClearLab, including all non-recurring items. See page 16 for further details. “Post CL Divestiture” multiples based on ongoing retail financials as of March 31, 2007. See page 19 for further details. “Sector” is based on equally weighted stock prices of Luxottica, Hal Trust, Safilo, Oakley, Marcolin and Coastal Contacts. Recently, the stock has traded in the $18.00-$20.00 range. At current price levels, pro forma a closing of the ClearLab divestitures, the Company trades at 10x retail LTM EBITDA. (US$ in millions, unless otherwise noted) 11/8/05: Announces Net Loss for Q3 2005 7/26/06: Announces strategic review of ClearLab - + 3/6/07: Announces strategic review of Retail 5/8/07: Announces Q1 2007 results 5/29/07: Announces sale of ClearLab Market gain since ClearLab divestiture announced: $1.30 Trading Data 2-Year Stock Price Performance Current Price (6/1/07) $20.08 52-Week High (5/22/07) $20.08 Low (7/28/06) $13.18 Fully Diluted Shares Out (MM) 14.2 Balance Sheet Post-CL Divestiture Market Cap $284.7 $284.7 Cash 0.6 0.8 Total Debt 32.6 -- Total Enterprise Value $316.7 $283.9 TEV to LTM (Ongoing Retail Only): Revenue 1.2x EBITDA 10.0 EBIT 13.5 Price / Earnings: LTM 22.5x 2007E 19.0 Current Balance Sheet Stock Price Performance CTAC Sector 6 months: 22.1% 28.6% 1 year: 38.6% 47.1% 2 year: 1.2% 98.9% 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 $0 $5 $10 $15 $20 $25 May - 05 Dec - 05 Jun - 06 Dec - 06 Volume (millions) Prices (US$) Average Closing Stock Price 30 days: $18.04 SonenshinePartners

Project Growth Private and Confidential Equity Market Performance The Company’s stock has struggled to maintain momentum. Ownership is highly concentrated and trading volumes are low (approximately 15,000 shares/day) Ownership Breakdown Founders “% of Shares Outstanding” calculated as % of 14.2 million fully diluted shares. Ownership breakdown determined by common shares outstanding as reported in Company filings. Historical Perspective on Share Price Felix Proposal Perry Corp Artisan Partners Marathon Partners The Yacktman Funds Other Insiders Public Lagrange Capital 28.4% 12.1% 11.0% 9.0% 5.5% 23.0% 2.5% 8.5% 0.0 1.0 2.0 3.0 4.0 5.0 6.0 $0 $5 $10 $15 $20 $25 $30 2002 2003 2004 2005 2006 2007 Volume (millions) Prices (US$) Three Year Performance Five Year Performance 50% 75% 100% 125% 150% 175% 200% 225% CTAC Russell 2000 50% 75% 100% 125% 150% 175% 200% 225% CTAC Russell 2000 May-04 Aug-04 Nov-04 Feb-05 May-05 Aug-05 Nov-05 Feb-06 May-06 Aug-06 Nov-06 Feb-07 May-07 May-02 Nov-02 May-03 Nov-03 May-04 Nov-04 May-05 Nov-05 May-06 Nov-06 May-07 SonenshinePartners

Project Growth Private and Confidential The State of the Retail Business 1Q retail performance ahead of plan Management positioned to regain focus on core business Supply agreements in place ClearLab transactions nearing completion Several Positives Competition from larger players Supply concentration issues remain Uncertainty re future growth Significant future marketing and advertising spend required for growth Stock market challenges: Volatile and event-driven stock Near-term earnings focused market Low float / high concentration Scant Wall Street following Public company issues: Management time Costs Competitive concerns Financial issues The Company continues to face several challenges as a standalone public company. With Challenges Ahead SonenshinePartners

Project Growth Private and Confidential Consolidated Income Statement (US$ in millions, unless otherwise noted) Source: Company filings. EBIT and EBITDA are net of addback for restructuring expenses, impairment charges and other non recurring items ($0.1M in 2004, $0.3M in 2005 and $19.5 in 2006). Total EBIT has addback for stock-based compensation, but individual EBIT components do not. The EBIT of the retail business in Q1 of 2007 is lower than in Q1 of 2006. Decline in comparable quarterly performance Improved top line growth Declining top line growth rate Continuing ClearLab losses Fiscal Year Ending December 30, LTM as of 2004A 2005A 2006A 3/31/07 Retail $204.4 $219.6 $227.9 $230.5 $59.2 $61.8 ClearLab 7.3 19.6 20.8 22.1 4.3 5.6 Eliminations -- (1.2) -- -- -- -- Total Revenues $211.7 $238.0 $248.7 $252.6 $63.5 $67.4 Growth 13.0% 12.4% 4.5% 6.2% Retail $11.6 $15.4 $21.9 $21.1 $7.0 $6.2 ClearLab (8.1) (9.1) (16.8) (18.0) (2.9) (4.1) Total EBIT $3.5 $6.1 $7.6 $5.7 $4.7 $2.8 Margin 1.7% 2.6% 3.0% 2.2% 7.4% 4.2% EBITDA $11.4 $15.1 $18.0 $16.3 $7.0 $5.3 Margin 5.4% 6.3% 7.3% 6.5% 11.1% 7.9% Net Income ($0.6) ($2.6) ($22.5) ($24.7) $1.2 ($1.0) Margin (0.3%) (1.1%) (9.0%) (9.8%) 1.9% (1.5%) Basic EPS ($0.05) ($0.20) ($1.68) ($1.84) $0.09 ($0.08) Q1 '06 Q1 '07 SonenshinePartners

Project Growth Private and Confidential Consolidated Balance Sheet (US$ in millions, unless otherwise noted) Source: Company filings. Mar 31 2007 Liabilities Accounts Payable $11.1 Accrued Expenses 8.8 Current Port. L-T Debt/Capital Leases 2.5 Other Current Liabilities, Total 4.6 Current Liabilities $26.9 L-T Debt and Lease Obligations 30.1 Other Liabilities, Total 0.2 Total Liabilities $57.3 Common Equity 37.5 Total Equity $37.5 Total Liabilities & Shareholders' Equity $94.7 Assets Cash & S-T Investments $0.6 Net Receivables 5.6 Inventory 23.7 Other Current Assets 3.2 Total Current Assets $33.2 Net PP & E $26.4 Goodwill and Intangibles 33.3 Other Assets, Total 1.8 Total Assets $94.7 SonenshinePartners

Project Growth Private and Confidential Consolidated Cash Flow Statement (US$ in millions, unless otherwise noted) Source: Company filings. LTM as of 3/31/2007 Operating Activities Net Income ($0.6) ($2.6) ($22.5) ($24.7) Depreciation and Amortization 5.8 9.0 27.8 29.2 Changes in Working Capital 8.1 0.1 (1.3) (9.7) Total Cash From Operating Activities $13.3 $6.5 $4.0 ($5.2) Investing Activities Capital Expenditures ($8.4) ($15.5) ($6.3) ($4.7) Acquisitions and Other Investing Activities (9.1) (0.7) (0.4) (0.3) Total Cash from Investing Activities ($17.5) ($16.2) ($6.7) ($5.1) Financing Activities Total Debt Issued Net of Repayment 5.4 7.7 4.3 10.9 Other 0.9 0.3 0.2 0.1 Total Cash from Financing Activities $6.3 $8.0 $4.5 $11.0 Net Change in Cash (Incl. Foreign Exchange Effects) $2.0 ($1.6) $1.3 $0.2 2004A 2005A 2006A SonenshinePartners

Project Growth Private and Confidential Construction of Ongoing Retail Pro Forma Data (US$ in millions, unless otherwise noted) Retail and Retail Pro Forma results exclude ClearLab segment financials. Given divestiture and related issues, management has focused on pro forma results. Pro Forma results reflect parent company level adjustments associated with: (i) ClearLab; (ii) supply resolution, ProClear Compatibles and O2 Optix products. LTM 2007E Retail Revenues $230.5 $244.3 EBITDA 28.5 31.9 EBIT 21.1 25.0 Net Income 12.6 15.0 Retail Pro Forma Revenues $240.4 $250.8 EBITDA 35.7 36.9 EBIT 28.3 30.0 Net Income 17.0 18.0 SonenshinePartners

Project Growth Private and Confidential Financial Performance of Retail Business (excl. ClearLab) (US$ in millions, unless otherwise noted) The Company’s revenue growth has slowed and reportable profits have flattened even as the Company has achieved significant legislative and supply-related milestones. Management projects a substantial improvement in the operations of the business compared to historical results. Source: Company filings and management projections. EBIT and EBITDA figures do not include add-back of stock compensation. (2007: $1.3M , 2008: $0.9M , 2009: $0.8M , 2010: $1.7M , 2011: $1.7M). All above financials are not Pro Forma. CAGR = 5.6% CAGR = 10.1% Sales Gross Profit Growth: Margin: 12.7% 7.4% 3.8% 11.2% 9.5% 10.2% 10.3% 10.3% 40.2% 39.4% 40.5% 40.3% 40.3% 40.3% 40.3% 40.3% EBITDA EBIT Margin: Margin: 7.9% 9.3% 12.5% 12.5% 13.0% 13.4% 13.8% 14.2% 5.7% 7.0% 9.6% 10.2% 11.0% 12.0% 12.4% 12.8% $204.4 $219.6 $227.9 $244.3 $267.4 $294.7 $324.9 $358.3 2004 2005 2006 2007 2008 2009 2010 2011 $82.2 $86.4 $88.9 $98.5 $107.8 $118.8 $130.9 $144.4 2004 2005 2006 2007 2008 2009 2010 2011 $16.0 $20.4 $27.4 $30.6 $34.6 $39.6 $44.8 $50.8 2004 2005 2006 2007 2008 2009 2010 2011 $11.6 $15.4 $21.9 $25.0 $29.3 $35.3 $40.3 $46.0 2004 2005 2006 2007 2008 2009 2010 2011 SonenshinePartners

Project Growth Private and Confidential 3. Growth Valuation Considerations Section SonenshinePartners

Project Growth
Private and Confidential

Summary Illustrative Valuation Analysis (Ongoing Business)

(US$ in millions, unless otherwise noted)

- **An updated estimate of value based on a variety of methodologies suggests a broad overall reference equity value range of approximately $20.00 to $26.00 per share.**

Valuation Method	Metric	Valuation	Implied TEV	Implied Equity Value	Equity Value Per Share
Trading Comparables					
LTM EBITDA	$28.5	8.5x - 10.5x	$242 - $299	$243 - $300	$17.13 - $21.15
Pro Forma	35.7	8.0 - 9.0	285 - 321	286 - 322	20.18 - 22.70
2007 EBITDA	31.9	8.0 - 9.5	255 - 303	256 - 304	18.05 - 21.42
Pro Forma	36.9	7.5 - 8.5	276 - 313	277 - 314	19.55 - 22.15
LTM EBIT	21.1	12.0 - 14.0	253 - 295	254 - 296	17.89 - 20.86
Pro Forma	28.3	9.0 - 11.0	254 - 311	255 - 312	18.00 - 21.99
LTM Net Income	12.6	18.5 - 22.5		234 - 284	16.50 - 20.06
Pro Forma	17.0	16.0 - 18.5		271 - 314	19.14 - 22.13
Transaction Comparables					
LTM EBITDA	$28.5	9.0x - 12.0x	$256 - $342	$257 - $343	$18.13 - $24.16
Pro Forma	35.7	8.0 - 10.5	285 - 375	286 - 375	20.18 - 26.47
2007 EBITDA	31.9	8.0 - 11.0	255 - 351	256 - 352	18.05 - 24.80
Pro Forma	36.9	8.0 - 10.0	295 - 369	296 - 369	20.85 - 26.05
LTM EBIT	21.1	13.0 - 16.0	274 - 337	275 - 338	19.38 - 23.84
Pro Forma	28.3	10.0 - 13.0	283 - 367	283 - 368	19.99 - 25.97
Premium Analysis					
30 day average close price	$18.04	20.0% - 35.0%		$307 - $345	$21.64 - $24.35
Discounted Cash Flow					
Standalone		3.0 - 4.0% Perpetual Growth 12.0 - 14.0% Discount Rate 7.5 - 8.5x Exit Multiple	$240 - $348	$241 - $349	$16.97 - $24.62
LBO Analysis					
15%-25% IRR	EBITDA Multiple	8.5x - 9.5x	$313 - $350	$314 - $351	$22.15 - $24.75

Retail Business (Median):	$19.14 - $23.84
ClearLab Potential Additional Value (Reference Range):	$1.00 - $2.00
Overall Reference Range:	**$20.14 - $25.84**

Analysis assumes $0.8 million of net cash and 14.2 million fully diluted shares.

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Project Growth Private and Confidential Potential Other Values Mi Gwang (US$ in millions, unless otherwise noted) The up-front cash consideration portion of the Menicon and Mi Gwang divestitures ($23 million and $9 million, respectively) would be used to extinguish the Company’s current debt balance and are factored into the Company’s net cash balance assumed on the preceding page. Menicon Deal Component Stock Present Value Calculation Discount for illiquidity (10% - 50%) Est. Present Value $3.3M – $5.9M $3M payment c. 30% discount factor $2.0M 2% of Menicon sales in Japan 15% discount rate Menicon’s Flat Pack projections or Menicon’s Flat Pack projections plus 5% annual volume growth after 2013 $0.0M - $11.1M $5.3M - $40.9M Additional Value Per Share $0.37 - $2.88 40% of Menicon’s license revenue from rest of world sales $0.0M - $9.4M 15% discount rate Bausch & Lomb projections from B&L proposal $3M payment payable on first entry into license agreement with third party outside Japan. Tax Benefit $8.0M - $13.0M payment 15% discount rate Uncertain $0.0M - $12.5M Reference Range $1.00 - $2.00 SonenshinePartners

Project Growth

Private and Confidential

Trading Comparables

(US$ in millions, unless otherwise noted)

Company	Market Cap	TEV	LTM Financials Revenue	LTM Financials EBITDA	LTM Financials EBIT	LTM Margins EBITDA	LTM Margins EBIT	TEV as a Multiple of LTM Revenue	TEV as a Multiple of LTM EBITDA	TEV as a Multiple of LTM EBIT	LTM PE	2007E PE	2008E PE
Growth "Balance Sheet Post-CL Divestiture"	285	284	231	28	21	12.4%	9.1%	1.2	10.0	13.5x	22.5x	19.0x	16.2x
Optical Retailers / Manufacturers													
Luxottica	$16,262	$18,088	$6,373	$1,366	$1,066	21.4%	16.7%	2.8x	13.2x	17.0x	26.7x	23.6x	20.8x
HAL	7,078	7,527	3,734	498	331	13.3%	8.9%	2.0	15.1	22.8	10.3	NA	NA
Fielmann	2,853	2,672	1,077	196	152	18.2%	14.1%	2.5	13.6	17.6	29.8	26.7	22.9
Safilo	1,851	2,605	1,555	235	185	15.1%	11.9%	1.7	11.1	14.1	33.4	21.9	17.2
Marcolin	259	303	228	6	(0)	2.7%	(0.0%)	1.3	NM	NM	NM	NM	NA
Drugstore.com (VisionDirect)	241	209	421	5	(6)	1.2%	(1.4%)	0.5	NM	NM	NM	NM	NM
Coastal Contacts	61	42	73	(0)	(2)	(0.4%)	(2.2%)	0.8	NM	NM	NM	NA	NA
					Median:	13.3%	8.9%	1.7x	13.4x	17.3x	28.3x	23.6x	20.8x
					Mean:	10.2%	6.9%	1.6	13.3	17.8	25.1	24.1	20.3
Direct Marketers													
Avon	$17,208	$18,180	$8,946	$1,257	$1,094	14.0%	12.2%	2.0x	14.5x	16.6x	30.1x	23.5x	18.9x
Nu Skin	1,135	1,226	1,123	126	97	11.3%	8.6%	1.1	9.7	12.6	21.2	18.5	15.4
Blyth	1,106	1,088	1,221	123	88	10.1%	7.2%	0.9	8.8	12.3	NM	21.3	19.7
Mannatech	369	330	416	50	45	12.1%	10.8%	0.8	6.6	7.3	11.1	NA	NA
					Median:	11.7%	9.7%	1.0x	9.3x	12.5x	21.2x	21.3x	18.9x
					Mean:	11.9%	9.7%	1.2	9.9	12.2	20.8	21.1	18.0
Online / Telephone Retailers													
Cabela's	$1,531	$1,811	$2,121	$194	$146	9.2%	6.9%	0.9x	9.3x	12.4x	18.3x	15.3x	13.0x
Netflix	1,472	1,084	1,078	100	83	9.3%	7.7%	1.0	10.8	13.1	27.0	24.2	18.6
1-800-Flowers.com	570	651	892	47	29	5.3%	3.3%	0.7	13.9	22.2	NM	NM	12.3
FTD	512	806	585	88	74	15.0%	12.6%	1.4	9.2	10.9	17.1	16.8	15.0
PetMed Express (1-800-PetMEd)	316	277	162	22	22	13.6%	13.3%	1.7	12.6	12.9	21.9	18.3	15.6
Stamps.com	300	238	84	16	13	19.6%	16.0%	2.8	14.4	17.7	18.6	19.1	15.5
					Median:	11.4%	10.2%	1.2x	11.7x	13.0x	18.6x	18.3x	15.3x
					Mean:	12.0%	10.0%	1.4	11.7	14.9	20.6	18.8	15.0

Source: Capital IQ and Bloomberg.

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Project Growth Private and Confidential Trading Comparables: Other Adjacent Sectors (US$ in millions, unless otherwise noted) Source: Capital IQ and Bloomberg. Market LTM Financials LTM Margins TEV as a Multiple of LTM LTM 2007E 2008E Cap Revenue EBITDA EBIT EBITDA EBIT Revenue EBITDA EBIT PE PE PE Contact Lens Manufacturers Johnson & Johnson $183,671 $185,174 $55,369 $16,432 $14,154 29.7% 25.6% 3.3x 11.3x 13.1x 17.8x 15.5x 14.5x Novartis 132,251 132,644 38,417 10,749 8,765 28.0% 22.8% 3.5 12.3 15.1 17.9 16.2 15.4 Cooper Companies 2,472 3,302 873 211 148 24.2% 17.0% 3.8 15.6 22.3 46.1 19.3 14.2 Median: 28.0% 22.8% 3.5x 12.3x 15.1x 17.9x 16.2x 14.5x Mean: 27.3% 21.8% 3.5 13.1 16.8 27.3 17.0 14.7 Solutions Manufacturers Alcon $41,208 $40,405 $5,062 $2,125 $1,777 42.0% 35.1% NM 19.0x 22.7x 29.5x 26.1x 22.6x Allergan 19,066 19,704 3,324 935 752 28.1% 22.6% NM NM NM 52.8 29.0 24.6 Advanced Medical Optics 2,088 2,896 1,011 243 172 24.0% 17.0% 2.9x 11.9 16.8 23.5 27.1 14.7 Median: 28.1% 22.6% 2.9x 15.5x 19.8x 29.5x 27.1x 22.6x Mean: 31.4% 24.9% 2.9 15.5 19.8 35.2 27.4 20.6 Corrective Lens Manufacturers Corning $40,342 $38,986 $5,219 $2,626 $2,026 50.3% 38.8% NM 14.8x 19.2x 21.0x 18.7x 16.1x Hoya 13,911 13,152 3,129 1,155 893 36.9% 28.5% 4.2x 11.4 14.7 20.3 NA NA Essilor 12,329 12,066 3,549 849 673 23.9% 19.0% 3.4 14.2 17.9 28.5 24.5 21.9 Oakley 1,777 1,941 809 123 83 15.2% 10.3% 2.4 15.8 23.3 36.5 26.4 21.6 Shamir 173 176 104 NA 8 NA 7.5% 1.7 NA 22.7 25.9 18.5 15.4 Indo 141 210 199 16 8 7.9% 4.2% 1.1 13.3 NM NM NA NA Median: 23.9% 14.6% 2.4x 14.2x 19.2x 25.9x 21.6x 18.8x Mean: 26.9% 18.1% 2.6 13.9 19.6 26.4 22.0 18.8 Drugstores Wal-Mart $203,899 $241,806 $355,384 $26,505 $20,852 7.5% 5.9% 0.7x 9.1x 11.6x 17.7x 15.6x 14.3x CVS 60,297 66,581 47,019 3,474 2,688 7.4% 5.7% 1.4 19.2 24.8 41.6 23.3 18.0 Walgreen 45,014 44,056 50,988 3,768 3,149 7.4% 6.2% 0.9 11.7 14.0 22.9 21.5 19.1 Boots 21,615 23,462 22,666 1,464 950 6.5% 4.2% 1.0 16.0 24.7 28.3 22.0 19.6 Rite Aid 3,431 6,918 17,508 630 360 3.6% 2.1% 0.4 11.0 19.2 NM NM 28.5 BJ's Wholesale 2,452 2,371 8,626 286 181 3.3% 2.1% 0.3 8.3 13.1 34.9 22.8 20.9 Longs Drug Stores 2,166 2,261 5,166 246 156 4.8% 3.0% 0.4 9.2 14.5 30.2 22.5 19.8 Median: 6.5% 4.2% 0.7x 11.0x 14.5x 29.3x 22.2x 19.6x Mean: 5.8% 4.2% 0.7 12.1 17.4 29.3 21.3 20.0 Laser Surgery Providers LCA Vision $904 $787 $251 $57 $48 22.7% 19.1% 3.1x 13.8x 16.4x 30.3x 21.3x 17.1x TLC Vision 411 402 287 38 21 13.1% 7.2% 1.4 10.6 19.4 33.4 40.5 26.1 Company TEV SonenshinePartners

Project Growth Private and Confidential Selected Transaction Comparables (US$ in millions, unless otherwise noted) Source: Capital IQ, Newswire and Bloomberg. TEV Enterprise Value / Premium Stock Price ($mm) Revenue EBITDA EBIT 1 day 30 day 60 day Online Retail / Direct Marketing 5/4/2006 Sportsman's Guide Inc. Redcats USA, Inc. $219 0.7x 11.1x 11.9x 14.6% 19.8% 27.4% 3/1/2005 Cornerstone Brands IAC/InterActiveCorp 720 1.0 10.9 12.2 NA NA NA Median: 0.9x 11.0x 12.1x 14.6% 19.8% 27.4% Mean: 0.9 11.0 12.1 14.6% 19.8% 27.4% Specialty Retail 11/13/2006 Golf Galaxy Dick's Sporting Goods $213 0.9x 10.8x 16.4x NA NA NA 7/14/2006 Petco Animal Supplies Leonard Green, Texas Pacific Group 1,795 0.9 8.2 13.0 49.1% 34.8% 27.2% 10/27/2005 Goody's Family Clothing GMM Capital, Prentice Capital Mgmt. 215 0.2 9.3 NM 6.5% 34.3% 24.0% Median: 0.9x 9.3x 14.7x 27.8% 34.5% 25.6% Mean: 0.6 9.5 14.7 27.8% 34.5% 25.6% Optical Retail 5/1/2006 Eye Care Centers of America Highmark $587 1.4x 8.2x 11.3x NA NA NA 2/24/2006 Alain Afflelou Bridgepoint 705 4.5 15.6 15.7 32.0% 25.0% 45.1% 7/26/2005 National Vision Berkshire Partners 104 0.4 3.3 5.7 42.2% 40.8% 51.0% 12/2/2004 Eye Care Centers of America Moulin / Golden Gate Capital 450 1.2 8.3 11.7 NA NA NA 7/15/2004 Cole National Luxottica 719 0.6 13.9 NM 11.1% 20.6% 9.2% 2/2/2004 Grandvision HAL / Pearle Europe 824 1.1 10.1 31.3 9.3% 24.5% 31.4% 4/29/2003 OPSM Group Luxottica 306 1.0 8.3 13.2 22.1% 30.9% 26.1% 9/19/2002 Instrumentarium HAL / Pearle Europe 123 1.2 9.1 11.7 NA NA NA 2/22/2001 Sunglass Hut Luxottica 657 1.0 8.3 13.6 38.3% 93.7% 39.4% Median: 1.1x 8.3x 12.4x 27.0% 28.0% 35.4% Mean: 1.4 9.5 14.3 25.8% 39.2% 33.7% Announced Target Acquirer SonenshinePartners

Project Growth

Private and Confidential

Discounted Cash Flow Analysis

(US$ in millions, unless otherwise noted)

Projections

	6 Months Ended 12/31/07	Fiscal Year Ending December 31, 2008E	2009E	2010E	2011E
Revenue	$122.6	$267.4	$294.7	$324.9	$358.3
Growth %	*NA*	*9.5%*	*10.2%*	*10.3%*	*10.3%*
Gross Profit	$49.3	$107.8	$118.8	$130.9	$144.4
Gross Margin %	*40.2%*	*40.3%*	*40.3%*	*40.3%*	*40.3%*
EBITDA	$17.6	$35.5	$40.4	$46.5	$52.5
Margin %	*14.3%*	*13.3%*	*13.7%*	*14.3%*	*14.7%*
EBIT	$14.2	$29.3	$35.3	$40.3	$46.0
Margin %	*11.6%*	*11.0%*	*12.0%*	*12.4%*	*12.8%*
Free cash flow	$9.8	$19.3	$22.6	$27.8	$31.5

EBITDA Multiple Method

Total Equity Value — EBITDA Exit Multiple

Discount Rate	7.5x	8.0x	8.5x
12.0%	$318	$333	$349
13.0%	306	322	337
14.0%	296	310	325

Per Share Value — EBITDA Exit Multiple

Discount Rate	7.5x	8.0x	8.5x
12.0%	$22.40	$23.51	$24.62
13.0%	21.61	22.67	23.74
14.0%	20.85	21.88	22.91

Perpetual Growth Rate Method

Total Equity Value — Perpetual Growth Rate

Discount Rate	3.0%	3.5%	4.0%
12.0%	$297	$311	$327
13.0%	266	277	289
14.0%	241	249	259

Per Share Value — Perpetual Growth Rate

Discount Rate	3.0%	3.5%	4.0%
12.0%	$20.97	$21.95	$23.04
13.0%	18.77	19.53	20.38
14.0%	16.97	17.58	18.25

Assumes acquisition of Growth on June 30, 2007. Assumes $0.8 million of net cash balance and 14.2 million fully diluted shares as of 6/30/07.

SonenshinePartners

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Project Growth Private and Confidential LBO Analysis Valuation (US$ in millions, unless otherwise noted) (a) Analysis assumes $24.25 of entry price per fully diluted share or 9.3x 2007 Pro Forma EBITDA. Assumes transaction occurs on June 30, 2007 and exit occurs on December 31, 2011. 8.05% interest assumed on senior debt; 11.55% interest assumed on subordinated debt. Assumes $15.6 million of transaction fees. Management Stock Options are calculated as 15% of the Total Exit Equity Value, in addition to stock based compensation already included in the projections. Variable Entry / Fixed Exit (9.0x EBITDA) Fixed Entry (9.3x PF ‘07 EBITDA) / Variable Exit (a) 5.30x 5.80x 6.30x 8.5x $24.25 13.3% 14.6% 16.2% 9.0x 24.25 15.4% 16.9% 18.7% 9.5x 24.25 17.4% 19.0% 21.1% Total Debt / Pro Forma '07 EBITDA Exit EBITDA Multiple Purchase Price per Share Entry Pro Forma ’07 EBITDA Multiple 8.5x 9.0x 9.5x Purchase Price per Share $22.06 23.36 24.65 5.30x 5.80x 6.30x 21.3% 23.8% 27.2% 17.5% 19.3% 21.6% 14.2% 15.5% 17.1% SonenshinePartners

Project Growth Private and Confidential Appendix SonenshinePartners

Project Growth Private and Confidential i. Process Overview SonenshinePartners

Project Growth Private and Confidential Strategic Parties Contacted (US$ in billions, unless otherwise noted) Company Market Cap 16. IAC/Interactive $9.9 17. Estee Lauder 9.1 18. Leucadia 7.8 19. Rite Aid 3.4 20. Oriflame 2.9 21. Emdeon (WebMD) 2.6 22. Alberto-Culver 2.3 23. Safilo 1.8 24. Chattem 1.2 25. Blyth 1.1 26. Polymedica 0.9 27. LCA-Vision 0.9 28. 1-800 Flowers 0.6 29. Alticor Private 30. ECCA (Highmark) Private 31. Roll International Private 32. VSP Private 1. Procter & Gamble $200.1 2. Wal-Mart 196.2 3. United Health 73.4 CVS/Caremark 60.3 5. Wellpoint 50.0 7. Sears 27.7 6. Walgreens 45.0 8. Amazon 28.3 9. Alliance Boots 21.6 10. Medco 21.8 11. Avon 16.8 12. Luxottica 15.9 13. Hoya 13.9 14. Express Scripts 13.9 15. Essilor 12.3 SonenshinePartners

Project Growth Private and Confidential Financial Parties Contacted (US$ in billions, unless otherwise noted) Company AUM 27. MidOcean $3.0 28. Willis Stein 3.0 29. Golden Gate 2.6 30. TowerBrook Capital 2.5 31. Freeman Spogli 2.4 32. Catterton Partners 2.3 33. Kohlberg & Co. 2.2 34. American Securities 2.0 35. Quad-C 2.0 36. T.H. Lee 2.0 37. Thoma Cressey 1.8 38. Castle Harlan 1.5 39. Audax Group 1.5 40. Fenway 1.4 41. Charterhouse 1.3 42. Brockway Moran 1.3 43. Yucaipa 1.2 44. Bruckmann Rosser 1.2 45. Lion Capital 1.0 46. First Atlantic 0.9 47. Advent International 0.9 48. Cortec 0.9 49. Brentwood 0.8 50. Haas Wheat 0.5 51. LNK Partners 0.4 52. Kanders & Co. NA 53. MacAndrews & Forbes NA 1. Permira $28.2 2. Bain 27.0 3. Warburg Pincus 23.0 4. Apollo 21.0 5. Apax 20.0 6. Texas Pacific Group 20.0 7. 3i Group 18.0 8. Onex 15.0 9. Thomas H. Lee Capital 12.0 10. General Atlantic 10.0 11. TA Associates 10.0 12. CCMP 10.0 13. Investcorp 10.0 14. Ripplewood 10.0 15. Oak Investment 8.4 16. GTCR 8.0 17. Berkshire Partners 6.4 18. Oak Hill 5.5 19. J.H. Whitney & Co. 5.0 20. Kelso & Co. 4.8 21. TCV 4.7 22. Weston Presidio 4.3 23. Bear Stearns 4.2 Merchant Banking 24. Vestar 3.8 25. Leonard Green 3.7 26. J.W. Childs 3.2 SonenshinePartners

Project Growth Private and Confidential ii. LBO Analysis SonenshinePartners

Project Growth Private and Confidential Transaction occurs on June 30, 2007 8.05% interest assumed on senior debt; 11.55% interest assumed on subordinated debt Management Stock Options are calculated as 15% of the Total Exit Equity Value, in addition to Stock based compensation already included in the projections LBO Analysis Assumptions (US$ in millions, unless otherwise noted) Value Multiple of 2007 EBITDA Multiple of 2007 Pro Forma EBITDA % of Purchase Price Senior Debt $140.0 4.4x 3.8x 39.0% Subordinated Debt $75.0 2.4 2.0 20.9% Equity 128.8 4.0 3.5 35.9% Fees 15.6 0.5 0.4 4.4% Net Debt (0.8) NM NM (0.2%) Total $358.6 11.2x 9.7x 100.0% Transaction Capitalization Closing Date 6/30/2007 Exit Fiscal Year End 2011 Days 365 Tax Rate 40.0% Dividend Payout -- Assumptions Purchase Price of Equity 2007 EBITDA $31.9 2007 Pro Forma EBITDA $36.9 Entry EBITDA Multiple (Excluding Fees) 10.8x Entry Pro Forma EBITDA Multiple (Excluding Fees) 9.3 Implied TEV (Including Fees) $358.6 Fees (15.6) Illustrative Transaction Value 343.0 Net Cash 0.8 Implied Equity Value $343.8 Implied Price per Fully Diluted Share $24.25 Share Price as of 5/30/07 20.08 Premium Over Current Market Price 20.8% SonenshinePartners

Project Growth Private and Confidential Transaction occurs on June 30, 2007 8.05% interest assumed on senior debt; 11.55% interest assumed on subordinated debt Management Stock Options are calculated as 15% of the Total Exit Equity Value, in addition to Stock based compensation already included in the projections LBO Analysis Sources and Uses (US$ in millions, unless otherwise noted) Uses of Funds Equity Purchase Price $343.8 95.9% Debt Retired -- -- Net Debt Assumed ($0.8) (0.2%) Cash Infusion -- -- Transaction Costs -- -- Fees 15.6 4.4% Total Uses $358.6 100.0% Sources of Funds Revolver -- -- New Senior Debt 140.0 39.0% New Sub Debt 75.0 20.9% Equity 143.6 40.0% Total Sources $358.6 100.0% SonenshinePartners

Project Growth Private and Confidential iii. Weighted Average Cost of Capital SonenshinePartners

Project Growth Private and Confidential Growth’s Weighted Average Cost of Capital Data as of 6/1/07. (a) Source: Yahoo!. 10-Year Treasury effective yield. (b) Source: Bloomberg.20-Year annualized total market return on S&P 500 (Source: Bloomberg), less risk-free rate. (c) LIBOR + 300bp. Weighted Average Cost of Capital Industry Average Unlevered Asset Beta 1.42 Industry Average Equity / Total Cap. 93.9% Industry Average Debt / Total Cap. 6.1% Implied Equity Beta 1.42 Risk-Free Rate (a) 5.0% Market Risk Premium (b) 6.1% Implied Cost of Equity 13.7% Cost of Debt (c) 8.4% Effective Tax Rate 40.0% Weighted Average Cost of Capital 13.1% SonenshinePartners

Project Growth Private and Confidential iv. Form of Fairness Opinion SonenshinePartners